Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports on the December 31, 2008 and 2007 financial statements of KII, Inc. and the June 30, 2009 and 2008 financial statements of Kuchera Defense Systems, Inc. included in this Form 8-K/A, into the Registration Statements on Forms S-3 (File Nos. 333-140413, 333-136586) and Form S-8 (File No. 333-147075) of API Technologies Corp.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

March 2, 2010